                                                                   EXHIBIT 10.12



                           SOFTWARE LICENSE AGREEMENT

         This Software License Agreement (the "Agreement") is made and entered into as of the 1st day of July, 2000 ("Effective Date") by and between Inland Computer Services, Inc. ("Licensor") and Inland Real Estate Corporation ("Licensee").

         WHEREAS, Licensor is the owner of the Software described in Attachment A (the "Software"); and,

         WHEREAS, Licensor has used the Software at the request and for the benefit of Licensee in connection with Licensee's business of acquiring, owning, operating and disposing of commercial real estate, primarily in the Midwestern United States and administering investor records and tax reporting for investors in such business; and,

         WHEREAS, Licensee is desirous of using the Software in operating its business, and Licensor is willing to license such use of the Software, subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties agree as follows:

         1. Grant. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants and Licensee hereby accepts a royalty-free, non-transferable (except as provided in Section 3 below), non-exclusive right and license to use the Software, in object code format only, to provide property management, accounting and administrative services (the "Services") in connection with the acquisition ownership, operation and disposition of commercial real estate (the "Business") located within the continental United States (the "Territory") and the administering of investor records and tax reporting for investors in the Business. Licensee shall only be authorized hereunder to use the Software in connection with the Business in the Territory, and for no other use or purpose. The license granted hereunder shall not include any license of or right to use modifications, improvements or upgrades to the Software developed, acquired or used by Licensor subsequent to the Effective Date.

         2. Term. The license granted hereby shall begin on the Effective Date and shall continue indefinitely, subject to termination as provided in Section 10 hereof.

         3. Sublicenses. Licensee shall have no right to grant sublicenses of the Software except to an affiliated entity of Licensee engaged in the Business in the Territory. An "affiliated entity" of Licensee shall be an entity in which Licensee holds both a voting and equity interest in excess of 50%, and any sublicense to such an entity ("Sublicensee") must contain provisions (a) no less protective of Licensor's rights in and to the Software than this Agreement, (b) prohibiting any Sublicensee from further licensing or sublicensing the use of the Software, and (c) terminating the sublicense in the event that Licensee's voting or equity interest in the Sublicensee ceases to be in excess of 50%. Licensor shall be a necessary party to as well as a third-party beneficiary of any such sublicense agreement, and any sublicense not executed by Licensor shall be void and of no effect.

         4. Ownership. Subject to the licensed uses granted to Licensee hereunder, all right, title and interest in and to the Software is and at all times shall remain the sole and exclusive property of Licensor. All rights not specifically granted to Licensee hereunder shall remain with Licensor.

         5. Software Media and Technical Information. Licensor shall provide Licensee, at no charge, with (a) the object code version of the Software in CD or other mutually agreed media form and (b) appropriate technical information, including manuals, user guides, technical documentation, and other written materials related to or associated with the Software.

         6. Support, Maintenance and Licensee Improvements. Licensee acknowledges that Licensor will not be obligated to provide any support or maintenance of any kind with respect to the Software pursuant to this Agreement, and that Licensee is solely responsible for the ongoing performance of the Software. Upon request, and solely for purposes of enabling Licensee to maintain the Software, Licensor may, but is not obligated to, make the source code of the Software available to Licensee or a third party or parties designated by Licensee, subject to such limitations and restrictions as Licensor shall, in its sole discretion, deem necessary or appropriate. Any improvements, modifications redesigns or changes to the Software made by or on behalf of Licensee, or any new software developed by or on behalf of Licensee that is based on the Software (collectively the "Improvements") shall be and remain the property of Licensor, provided that Licensee (and its permitted sublicensees) shall have the royalty-free right to use such Improvements during the term of this Agreement. Licensee shall provide Licensor with appropriate source code, object code and documentation for any and all such Improvements. Upon request, Licensor may, but shall not be obligated to, maintain and make Improvements to the Software for compensation to be agreed upon by License and Licensee.

         7. Representations and Warranties of the Licensor. Licensor represents and warrants that it has all necessary authority to enter into this Agreement and to grant the rights and license provided herein, and that the execution, delivery or performance of this Agreement will not violate or cause a default under any agreement by which the Licensor is bound. Licensor has no knowledge that the Software or the use thereof infringes the intellectual property rights of any third party.

         8. Representations and Warranties of Licensee. Licensee represents and warrants that it has all the necessary authority to enter into and perform its obligations under this Agreement. Licensee represents and warrants that the execution, delivery or performance of this Agreement will not violate or cause a default under any agreement by which Licensee is bound.

         9. Protection of the Software. In the event that Licensee learns or has reason to believe that a third party is infringing or threatens to infringe Licensor's intellectual property rights in the Software, it shall promptly notify the Licensor, and Licensor shall take such steps to enforce its rights in the Software against such infringement as Licensee shall determine appropriate, in its sole and exclusive discretion. Licensee agrees to cooperate with Licensor and to provide reasonable support to Licensor in such effort.

         10. Termination

             10.1 Licensor shall have the right to terminate this Agreement and revoke the license granted herein upon the occurrence of the following events:

                  (a) Licensee fails to perform or observe any material covenant, condition or agreement to be performed or observed by Licensee hereunder or breaches any representation or provision contained herein, and such failure or breach shall continue unremedied for a period of 30 days after written notice from Licensor;

                  (b) the filing of any claim, lien, attachment of or execution upon a substantial portion of the assets of Licensee which is not released, expunged or dismissed prior to 60 days from such filing and which would have a material adverse effect on the Business;

                  (c) a general assignment by Licensee of its assets for the benefit of any creditor; or

                  (d) the admission in writing by Licensee of its inability to pay its debts or perform its obligations when due.

             10.2 Obligations on Termination. Any termination of this Agreement shall not impair any other accrued rights or remedies of either Licensor, Licensee or any Sublicensee. Upon termination of this Agreement, Licensee shall immediately cease and desist from using the Software and all right, title and interest that Licensee may have in the Software shall vest in Licensor immediately and automatically, without the need of further action. The right to terminate this Agreement shall be exercised by either Licensor or Licensee by giving the defaulting party prior written notice of its intention to terminate.

         11. Indemnification. Licensee shall defend, indemnify, and hold Licensor harmless from any and all claims, demands, losses, damages or liabilities incurred by Licensor as a result of any action, suit, proceeding, demand, assessment or judgment arising out of or in connection with Licensee's use of the Software.

         12. Miscellaneous

             12.1 Modification. No modifications or amendments to this Agreement shall be binding upon the parties unless made in writing and duly executed by Licensor and Licensee.

             12.2 Headings. Section headings contained in this Agreement are included for convenience only and form no party of this agreement between the parties.

             12.3 Assignment. Licensee shall have no right to assign or transfer, in any manner, any right or obligation hereunder, without the prior written consent of Licensor. This Agreement shall be binding upon any assignee and, subject to the restrictions on assignment herein, shall inure to the benefit of the successors and assigns of each party hereto.

             12.4 Waiver. Either party's failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

             12.5 Costs and Attorney's Fees. In the event of any dispute between the parties hereto with respect to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute in addition to such other relief as such party may be entitled to in law or equity.

             12.6 Notice. Any notice required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given on the date received or three days after mailing if in writing and sent to such party by telecopy, overnight certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party:

         Licensor: Inland Computer Services, Inc.
                   2901 Butterfield Road
                   Oak Brook, Illinois 60523
                   Attn: Kurt Huddleston

     With copy to: Robert H. Baum
                   Inland Real Estate Group, Inc.
                   2901 Butterfield Road
                   Oak Brook, Illinois 60523

         Licensee: Inland Real Estate Corporation
                   2901 Butterfield Road
                   Oak Brook, Illinois 60523
                   Attn: Samuel A. Orticelli

             12.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

             12.8 Severability. If any provision of this Agreement is declared void, illegal or unenforceable, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

             12.9 Further Assurance. Each party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

             12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as the date first written above.


INLAND COMPUTER SERVICES, INC.                    INLAND REAL ESTATE CORPORATION



By: /s/ R. Kurt Huddleston                        By: /s/ Norbert Treonis
    --------------------------                        --------------------------

Title: President                                  Title: President and CEO
       -----------------------                           -----------------------